Exhibit 99.1
FOR IMMEDIATE RELEASE NYSE American – REI
RING ENERGY PROVIDES BOARD OF DIRECTORS UPDATE
The Woodlands, TX – April 11, 2025 – Ring Energy, Inc. (NYSE American: REI) (“Ring” or the “Company”) today provided an update concerning its Board of Directors (the “Board”), including the retirement of Ms. Regina Roesener effective April 14, 2025 and the appointment of Ms. Carla Tharp to the Board effective April 14, 2025 who will serve as an independent Director.
Mr. Paul D. McKinney, Chairman of the Board and Chief Executive Officer, commented, “It has been a pleasure to work closely with Regina as a fellow Director. She joined our Board in 2019 and her financial markets and board governance experience was greatly valued. On behalf of the entire Board, I want to thank Regina for the strong strategic guidance and oversight she consistently provided in support of Ring’s stockholders, and we wish her all the best in retirement.”
About Ms. Carla Tharp
Ms. Tharp is the CEO of Apoyar Energy, an upstream oil and gas exploration and production company focused on international assets. She most recently served as President of C.T. Tharp & Co., an independent consulting firm concentrating on global acquisitions and divestitures. Ms. Tharp served in multiple key positions at APA Corporation (formerly Apache Corporation) from 2020 through 2023 leading multi-disciplinary teams, including as Vice President of New Business & Commercial, Vice President of Corporate Development, and Vice President of Reserves. Prior to Apache, she served as Managing Director of Energy Investment Banking at Raymond James Financial, Inc., as well as Director of Acquisitions and Divestitures at Citigroup Inc. and Lantana Energy Advisors. Ms. Tharp graduated from Texas A&M University with a Bachelor of Science in Petroleum Engineering before working as a reservoir engineer in transactions and reserves reporting, senior and mezzanine debt finance and in a private equity portfolio company. She is a licensed professional engineer in Texas and has held Series 79 and 63 FINRA licenses.
Mr. McKinney concluded, “We look forward to Carla’s contributions to the Board as she brings an extensive and impressive technical and financial background in the upstream oil and gas business that complements the skills and expertise of our other Directors. Her proven multi-decade track record of sourcing, evaluating, and executing significant organic and external value-enhancing opportunities will prove invaluable as Ring continues to execute its proven strategy designed to further position the Company for long-term success.”

ABOUT RING ENERGY, INC.
Ring Energy, Inc. is an oil and gas exploration, development, and production company with current operations focused on the development of its Permian Basin assets. For additional information, please visit www.ringenergy.com.
SAFE HARBOR STATEMENT
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements involve a wide variety of risks and uncertainties, and include, without limitation, statements with respect to the Company’s strategy and prospects, regarding the composition of the Company’s board of directors, and the expectation that Ms. Tharp will help Ring execute its strategy designed to further position the Company for long-term success. The forward-looking statements include the Company’s ability execute its proven strategy designed to further position the Company for long-term success. Forward-looking statements are based on current expectations and subject to numerous assumptions and analyses made by Ring and its management considering their experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances. However, whether actual results and developments will conform to expectations is subject to a number of material risks and uncertainties. Such statements are subject to certain risks and uncertainties which are disclosed in the Company’s reports filed with the Securities and Exchange Commission (“SEC”), including its Form 10-K for the fiscal year ended December 31, 2024, and its other SEC filings. Ring undertakes no obligation to revise or update publicly any forward-looking statements, except as required by law.
CONTACT INFORMATION
Al Petrie Advisors
Al Petrie, Senior Partner
Phone: 281-975-2146
Email: apetrie@ringenergy.com
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